UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

Embark Technology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-39881 (Commission File Number)	86-3343695 (IRS Employer Identification No.)

424 Townsend Street
San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

(415) 671-9628

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EMBK	The Nasdaq Global Market

Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	EMBKW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2022, Embark Technology, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each with CF Principal Investments LLC (“Cantor”). Pursuant to the Purchase Agreement, the Company has the right to sell to Cantor up to the lesser of (i) 30,000,000 of newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to Cantor under the Purchase Agreement.

Upon the satisfaction of the conditions to Cantor's purchase obligation set forth in the Purchase Agreement (the “Commencement”), including that a registration statement registering, the resale by Cantor of shares of Common Stock issued to it by the Company under the Purchase Agreement (the “Initial Resale Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion over the 36-month period from and after the effectiveness of the Initial Resale Registration Statement, to direct Cantor to purchase up to a specified maximum amount of shares of Common Stock as set forth in the Purchase Agreement by delivering written notice to Cantor prior to the commencement of trading of the Common Stock on The Nasdaq Global Market (the “Nasdaq”) on any trading day, so long as, all shares of Common Stock subject to all prior purchases by Cantor under the Purchase Agreement have theretofore been received by Cantor electronically as set forth in the Purchase Agreement. The purchase price of the shares of Common Stock that the Company elects to sell Cantor pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of the Common Stock (“VWAP”) during the applicable purchase date on which the Company has timely delivered written notice to Cantor directing it to purchase shares of Common Stock under the Purchase Agreement, less a fixed 3.0% discount to such VWAP.

From and after Commencement, the Company will control the timing and amount of any sales of shares of Common Stock to Cantor. Timing of any sales of the Company’s Common Stock to Cantor under the Purchase Agreement will be determined by the Company from time to time in its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the Company’s Common Stock and determinations by the Company regarding the use of proceeds from any sale of such Common Stock.

Under the applicable rules of Nasdaq, in no event may the Company issue to Cantor under the Purchase Agreement more than 73,537,299 shares of Common Stock, which number of shares is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules. Moreover, the Company may not issue or sell any shares of Common Stock to Cantor under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Cantor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-3 promulgated thereunder), would result in Cantor beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at, which the Common Stock are sold to Cantor. To the extent the Company sells shares under the Purchase Agreement, it currently plan to use any proceeds therefrom for working capital and other general corporate purposes. Additionally, the Company may use a portion of the net proceeds to it for acquisitions of or investments in businesses, technologies, or other assets. The Company may also use the net proceeds to refinance or to repay outstanding indebtedness or consummate stock repurchases. Pending other uses, the Company intends to invest the net proceeds to it in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. The Company cannot predict whether the net proceeds invested will yield a favorable return.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering (with certain limited exceptions) into a Variable Rate Transaction, as defined in the Purchase Agreement. At no time prior to the date of the Purchase Agreement has Cantor engaged in or effected, in any manner whatsoever, directly or indirectly for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock that remains in effect as of the date of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36 -month anniversary of the Effective Date of the Initial Resale Registration Statement (which term may not be extended by the parties), (ii) the date on which Cantor shall have purchased 30,000,000 shares of Common Stock pursuant to the Purchase Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible principal market” in the Purchase Agreement, and (iv) the date on which, under applicable bankruptcy laws, the Company commences a voluntary bankruptcy proceeding or any Person (as defined in the Purchase Agreement) commences a bankruptcy proceeding against the Company, a Custodian (as defined in the Purchase Agreement) is appointed for the Company or for all or substantially all of its property, or the date on which the Company makes a general assignment for the benefit of its creditors.

The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon three trading days’ prior written notice to Cantor. Neither the Company nor Cantor may assign or transfer its rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be amended or waived by the parties.

As consideration for Cantor’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, on May 31, 2022, the Company issued 450,000 shares of its Common Stock to Cantor.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to, and incorporate herein by reference, the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

As consideration for Cantor’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company agreed to issue 450,000 shares of Common Stock (the “Commitment Shares”) to Cantor at the time of execution of the Purchase Agreement. On May 31, 2022, the Company issued the Commitment Shares to Cantor.

In the Purchase Agreement, Cantor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to Cantor in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Common Stock Purchase Agreement, dated as of May 31, 2022, by and between Embark Technology, Inc. and CF Principal Investments LLC.
4.2	Registration Rights Agreement dated as of May 31, 2022, by and between Embark Technology, Inc. and CF Principal Investments LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARK TECHNOLOGY, INC.

Date:	May 31, 2022	By:	/s/ Richard Hawwa
		Name:	Richard Hawwa
		Title:	Chief Financial Officer